Exhibit 10.165
Confidential

CALL OPTION AGREEMENT
AMONG
SHANGHAI FOCUS MEDIA ADVERTISEMENT CO., LTD
SHANGHAI FOCUS MEDIA ADVERTISING AGENCY CO., LTD
CGEN DIGITAL TECHNOLOGY (SHANGHAI) COMPANY LTD
AND
SHANGHAI CGEN CULTURE COMMUNICATION COMPANY LTD
DATED AS OF
January 5 2008

CALL OPTION AGREEMENT
This Call Option Agreement (this “Agreement”) is entered into in Shanghai of the People’s Republic of China (the “PRC”) as of January 5 2008 by and among the following Parties:
(1)	Shanghai Focus Media Advertisement Co., Ltd. (hereinafter “Focus Media Advertisement”)

Registered Address: Unit F Room 1003, No.1027, Changning Road, Changning District, Shanghai

(2)	Shanghai Focus Media Advertising Agency Co., Ltd. (hereinafter “Focus Media Advertising Agency”)

Registered Address: Room A65, 28th Floor, No. 369, Changning Road, Changning District, Shanghai

(3)	CGEN Digital Technology (Shanghai) Company Ltd. (hereinafter “CGEN Digital”)

Registered Address: Room 2207, Building 2, 200 Zhangheng Road, Zhangjiang High Technology Park, Shanghai

(4)	Shanghai CGEN Culture Communications Company Ltd (hereinafter “CGEN Culture”)

Registered Address: Unit A, F4, North Tower, 1016 Dingxi Road, Changning District, Shanghai
(Focus Media Advrtisement and Focus Media Adverting Agency hereinafter shall be individually referred to as a “Shareholder” and collectively, “Shareholders”. Shareholders, CGEN Digital and CGEN Culture hereinafter shall be individually referred to as a “Party” and collectively referred to as “Parties”.)
WHEREAS:
(1)	Shareholders are enrolled shareholders of CGEN Culture, legally holding all the equity of the company as of the execution date of this Agreement, of which Focus Media Advertisement holds 90% interest and Focus Media Advertising Agency holds 10%.

(2)	Subject to non-violation of PRC Law, the Shareholders intend to transfer to CGEN Digital, and CGEN Digital is willing to accept, all their respective equity interest in CGEN Culture.

(3)	In order to realise the above equity transfer transaction, the Shareholders agree to jointly grant CGEN Digital an irrevocable call option for equity transfer (hereinafter the “Call Option”), under which and to the extent permitted by PRC Law, the Shareholders shall on request of CGEN Digital transfer the Option Equity (as defined below) to CGEN Digital and/or any other entity or individual designated by it in accordance with the provisions contained herein.
Therefore, the Parties hereby have reached the following agreement upon mutual consultations.
Article 1 — Definitions
1.1	Except as otherwise construed in the context, the following terms in this Agreement shall be interpreted to have the following meanings:
“PRC Law” shall mean the then valid laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China.
“Option Equity” shall mean, in respect of each of the Shareholders, all of the equity interest held thereby in CGEN Culture Registered Capital (as defined below); (in respect of Focus Media Advertisement, means the 90% equity it holds in CGEN Culture and in respect of Focus Media Advertising Agency, means the 10% equity it holds in CGEN Culture.).
“CGEN Culture Registered Capital” shall mean the registered capital of CGEN Culture as of the date of this Agreement, which shall include any increased registered capital as the result of any capital increase taking place within the term of this Agreement.
“Transferred Equity” shall mean the equity of CGEN Culture which CGEN Digital has the right to request the Shareholders to transfer to it or its designated entity or individual when CGEN Digital exercises its Call Option (hereinafter the “Exercise of Option”) in accordance with Article 3.2 herein, the amount of which may be all or part of the Option Equity and the details of which shall be determined by CGEN Digital at its sole discretion in accordance with the then valid PRC Law and its commercial consideration.
“Transfer Price” shall mean all the consideration that CGEN Digital or its designated entity or individual is required to pay to the Shareholders in order to obtain the Transferred Equity upon each Exercise of Option. Upon each Exercise of Option of CGEN Culture by CGEN Digital, all the Transfer Price that CGEN Digital or its designated entity or individual shall pay to the Shareholders shall be calculated by multiplying the ratio of such Option Equity to the registered capital of CGEN Culture with the total amount of the registered capital of CGEN Culture. If any regulatory provision restricts Transfer Price under then PRC Law, CGEN Digital or its designated entity or individual shall be entitled to pay the lowest price permitted by PRC Law as the Transfer Price.
“Business Permits” shall mean any approvals, permits, filings, registrations etc. which CGEN Culture is required to have for legally and validly operating its advertisement designing, producing, agency, publishing and any other businesses, including but not limited to Business License of the Corporate Legal Person, Tax Registration Certificate and any other relevant licenses and permits as required by then PRC Law.
“CGEN Culture Assets” shall mean all the tangible and intangible assets which CGEN Culture owns or has the right to use during the term of this Agreement, including but not limited to any real estate and moveable assets, intellectual property rights as trademarks, copyrights, patents, proprietary know-how, domain names and software use rights, and other documents, files and material such as client information and database.
“Material Agreement” shall mean an agreement to which CGEN Culture is a party and which has a material impact on the businesses or assets of CGEN Culture,
1.2	The references to any PRC Law herein shall be deemed (1) to include any references to the amendments, changes, supplements and reenactments of such law, irrespective of whether they take effect before or after the formation of this Agreement; and (2) to include any references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3	Except as otherwise stated in the context herein, all references to an Article, clause, item or paragraph shall refer to the relevant part of this Agreement.
Article 2 — Grant of Call Option
The Parties hereby agree to irrevocably and with no additional condition grant CGEN Digital an exclusive Call Option, under which CGEN Digital have the right to request the Shareholders to transfer the Option Equity to CGEN Digital or its designated entity or individual in the method set out herein and as permitted by PRC Law. CGEN Digital also agrees to accept such Call Option.
Article 3 — Method of Exercise of Option
3.1	Subject to permission by PRC Law, CGEN Digital shall have the absolute sole discretion to determine the specific time, method and times of its Exercise of Option.

3.2	If the then PRC Law permits CGEN Digital and/or other entity or individual designated by it to hold all the equity interest of CGEN Culture, then CGEN Digital shall have the right to elect to exercise all of its Call Option at once, where CGEN Digital and/or other entity or individual designated by it shall accept all the Option Equity from the Shareholders at once; if then PRC Law permits CGEN Digital and/or other entity or individual designated by it to hold only part of the equity in CGEN Culture, CGEN Digital shall have the right to determine the amount of the Transferred Equity within the extent not exceeding the upper limit of shareholding ratio set out by then PRC Law (hereinafter the “Shareholding Threshold”), where CGEN Digital and/or other entity or individual designated by it shall accept such amount of Transferred Equity from the Shareholders. In the latter case, CGEN Digital shall have the right to exercise its Call Option at multiple times in line with the gradual deregulation of PRC Law on the permitted Shareholding Threshold, with a view to ultimately acquiring all the Option Equity.

3.3	At each Exercise of Option by CGEN Digital, each of the Shareholders shall transfer their respective equity in CGEN Culture to CGEN Digital and/or other entity or individual designated by it respectively in accordance with the amount required in the Exercise Notice stipulated in Article 3.5. CGEN Digital and other entity or individual designated by it shall pay the Transfer Price to each of the Shareholders who has transferred the Transferred Equity accepted in each Exercise of Option. If permitted by PRC Law, CGEN Digital shall have the right to set-off the Transfer Price with its/its affiliates’ credit rights (if any) against the Shareholders.

3.4	In each Exercise of Option, CGEN Digital may accept the Transferred Equity by itself or designate any third party to accept all or part of the Transferred Equity.

3.5	On deciding each Exercise of Option, CGEN Digital shall issue a notice for exercising the Call Option to the Shareholders (hereinafter the “Exercise Notice”, the form of which is set out as Appendix I hereto). The Shareholders shall, upon receipt of the Exercise Notice, forthwith transfer all the Transferred Equity in accordance with the Exercise Notice to CGEN Digital and/or other entity or individual designated by CGEN Digital in the method as described in Article 3.3 herein.

3.6	The Shareholders hereby severally undertake and guarantee that once CGEN Digital issues the Exercise Notice in respect to the specific Transferred Equity in CGEN Culture held by it:
3.6.1	it shall immediately hold or request to hold a shareholders’ meeting of

CGEN Culture, adopt a resolution through the shareholders’ meeting, and take all other necessary actions to agree to the transfer of all the Call Option to CGEN Digital and/or other entity or individual designated by it at the Transfer Price and waive the possible preemption rights;
3.6.2	it shall immediately enter into an equity transfer agreement with CGEN Digital and/or other entity or individual designated by it for transfer of all the Transferred Equity to CGEN Digital and/or other entity or individual designated by it at the Transfer Price; and

3.6.3	it shall provide CGEN Digital with necessary support (including providing and executing all the relevant legal documents, processing all the procedures for government approvals and registrations and bearing all the relevant obligations) in accordance with the requirements of CGEN Digital and of the laws and regulations, in order that CGEN Digital and/or other entity or individual designated by it takes all the Transferred Equity free from any legal defect.
3.7	At the meantime of this Agreement, the Shareholders shall respectively enter into a power of attorney (hereinafter the “Power of Attorney”, the form of which is set out as Appendix II hereto), authorizing in writing any person designated by CGEN Digital to, on behalf of such Shareholder, to enter into any and all of the legal documents in accordance with this Agreement so as to ensure that CGEN Digital and/or other entity or individual designated by it take all the Transferred Equity free from any legal defect. Such Power of Attorney shall be delivered to remain custody of CGEN Digital and CGEN Digital may, at any time if necessary, require the Shareholders to execute multiple copies of the Power of Attorney respectively and deliver the copy of Power of Attorney to the relevant government department.
Article 4 — Representations and Warranties
4.1	Each of the Shareholders hereby severally represents and warrants in respect to itself and CGEN Culture as follows:
4.1.1	Each of Shareholders is a limited liability corporation duly registered and validly existing under PRC Law with complete and independent status as a legal person and has appropriate authorisation to execute, deliver and perform this Agreement, and is capable of acting independently as a subject of legal actions.

4.1.2	This Agreement is executed and delivered by Shareholders legally and appropriately. This Agreement constitutes legal and binding obligations on Shareholders and is enforceable against in accordance with its terms and conditions.
4.1.3	The Shareholders are the enrolled legal owner of the Option Equity as of the effective date of this Agreement, and except the encumbrances created by this Agreement, the Shareholders’ Voting Rights Proxy Agreement entered into by Shareholders, CGEN Digital and CGEN Culture dated January 5 2008 (the “Proxy Agreement”), the Equity Pledge Agreement entered into by Shareholders, CGEN Digital and CGEN Culture dated January 5 2008 (the “Equity Pledge Agreement”), there is no lien, pledge, claim, other encumbrances and third party rights on the Option Equity. In accordance with this Agreement, CGEN Digital and/or other entity or individual designated by it is able to , after the Exercise of Option, obtain the proper title to the Transferred Equity free from any lien, pledge, claim, other encumbrances and third party rights.

4.1.4	CGEN Culture shall obtain complete Business Permits as necessary for its operations upon this Agreement taking effect, and CGEN Culture shall have sufficient rights and qualifications to operate within PRC the businesses of advertising service and other business relating to its current business structure. CGEN Culture has conducted its business legally since its establishment and has not incurred any cases which violate or may violate the regulations and requirements set forth by the departments of commerce and industry, tax, culture, news, quality technology supervision, labor and social security and other governmental departments or any disputes in respect of breach of contract.
Article 5 — Undertakings by the Shareholders
5.1	The Shareholders hereby severally undertake that, within the term of this Agreement, it must take all necessary measures to ensure that CGEN Culture is able to obtain all Business Permits necessary for its business in a timely manner and all Business Permits remain in effect at any time. Without prior written consent by CGEN Digital, if the business term of CGEN Culture is to expire during the term of this Agreement, Shareholders shall take all necessary measures to extend the business term to ensure it expires at the end of the term of this Agreement.

5.2	Unless otherwise stipulated by applicable PRC Law, during the term of the Agreement, the Shareholders hereby severally undertake within the term of this Agreement that without prior written consent by CGEN Digital,
5.2.1	no Shareholders shall transfer or otherwise dispose of any Option Equity or create any encumbrance or other third party rights on any Option

Equity;
5.2.2	it shall not increase or decrease CGEN Culture Registered Capital or cast affirmative vote regarding the aforesaid increase or decrease in registered capital;

5.2.3	it shall not dispose of or cause the management of CGEN Culture to dispose of any of the CGEN Culture Assets (except as occurs during the arm’s length operations);

5.2.4	it shall not terminate or cause the management of CGEN Culture to terminate any Material Agreements entered into by CGEN Culture, or enter into any other Material Agreements in conflict with the existing Material Agreements;

5.2.5	it shall not individually or collectively cause CGEN Culture to conduct any transactions that may substantively affect the assets, liability, business operation, equity structure, equity of a third party and other legal rights (except those occurring during the arm’s length operations or daily operation, or having been disclosed to and approved by CGEN Digital in writing);

5.2.6	it shall not appoint or replace any executive director or members of board of directors (if any), supervisors or any other management personnel of CGEN Culture who is required to appoint or dismiss by the Shareholders;

5.2.7	it shall not announce the distribution of or in practice release any distributable profit, dividend or share profit or cast affirmative votes regarding the aforesaid distribution or release;

5.2.8	it shall ensure that CGEN Culture validly exist and prevent it from being terminated, liquidated or dissolved;

5.2.9	it shall not amend the Articles of Association of CGEN Culture or cast affirmative votes regarding such amendment;

5.2.10	it shall ensure that CGEN Culture shall not lend or borrow any loan, or provide guarantee or engage in security activities in any other forms, or bear any substantial obligations other than on the arm’s length basis.
5.3	The Shareholders hereby severally undertake that, during the term of this Agreement, to develop the business of CGEN Culture at its best affect, and ensure that the operations of CGEN Culture are legitimate and in compliance with the regulations and that it shall not engage in any actions or omissions which might harm CGEN Culture Assets or its credit standing or affect the validity of Business Permits of CGEN Culture.
5.4	CGEN Culture undertakes that, before CGEN Digital exercises the Option and acquire all equity of CGEN Culture, CGEN Culture shall not do the following:
5.4.1	Sell, transfer, mortgage or dispose by other way any assets, business, revenue or other legal rights of its own, or permit creating any encumbrance or other third party’s interest on such assets, business, revenue or other legal rights (except for as occurs during the arm’s length operations or daily operation, or as is disclosed to CGEN Digital and approved by CGEN Digital in writing);

5.4.2	conduct any transactions that may materially affect the asset, liability, business operation, equity structure, equity of a third party and other legal rights (except for those occurring during the arm’s length operations or daily operation, or having been disclosed to CGEN Digital and approved by CGEN Digital in writing);

5.4.3	release any dividend or share profit to Shareholders in any form.
Article 6 — Confidentiality
6.1	Notwithstanding the termination of this Agreement, the Shareholders shall be obligated to keep in confidence the following information (hereinafter collectively the “Confidential Information”):
(i)	information on the execution, performance and the contents of this Agreement;

(ii)	the commercial secret, proprietary information and customer information in relation to CGEN Digital known to or received by it as the result of execution and performance of this Agreement; and

(iii)	the commercial secrets, proprietary information and customer information in relation to CGEN Culture known to or received by it as the shareholder of CGEN Culture.
The Shareholders may use such Confidential Information only for the purpose of performing its obligations under this Agreement. No Shareholders shall disclose the above Confidential Information to any third parties without written consent from CGEN Digital, or they shall bear the default liability and indemnify losses caused.
6.2	Upon termination of this Agreement, both Shareholders shall, upon request of CGEN Digital, return, destroy or otherwise dispose of all the documents,

materials or software containing the Confidential Information and cease using such Confidential Information.
6.3	Notwithstanding any other provisions herein, the validity of this Article shall not be affected by the suspension or termination of this Agreement.
Article 7 — Term of Agreement
7.1	Subject to Article 7.2 and 7.3 herein, this Agreement shall take effect from the date of formal execution by the Parties with the term of ten (10) years, unless the Parties terminate the Agreement with written agreement in advance, or the Parties terminate the Agreement in accordance with Article 9.1 of this Agreement. Upon the expiration of this Agreement, the Agreement will be automatically renewed for one (1) year, unless CGEN Digital gives the other Parties written notice of its intention not renew at least thirty (30) days prior to expiration.
7.2	In respect of the Shareholder, when it transfers all of its Option Equity for all the equity interest they held in CGEN Culture to CGEN Digital and/or other entity or individual designated by it in accordance with this Agreement, the Agreement for such shareholder in its capacity as the shareholder of CGEN Culture is terminated. After termination of this Agreement in respect to such Shareholder according to this Article, this Agreement continues to be fully valid in respect to the other Shareholders.
7.3	During the term of this Agreement, should the business term of CGEN Culture terminate by any reason; this Agreement to CGEN Culture and Shareholders (to the extent that it acts as the shareholder of CGEN Culture) is terminated.
Article 8 — Notice
8.1	Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to the relevant Party.
8.2	The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by facsimile; it shall be deemed to have been delivered when it is delivered if received in person; it shall be deemed to have been delivered five (5) days after posting if posted by mail.
Article 9 — Liability for Breach of Contract
9.1	The Parties agree and confirm that, if any party (hereinafter the “Defaulting Party”) materially breaches any of the provisions herein or materially omits to perform any of the obligations hereunder, such a breach or omission shall constitute a default under this Agreement (hereinafter a “Default”). The non-defaulting Party shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of non-defaulting Party’s notifying the Defaulting Party in writing and requiring it to rectify the Default, then non-defaulting Party shall have the right at its own discretion to select any of the following remedial measures: (1) to terminate this Agreement and require the Defaulting Party to indemnify it for all the damage; or (2) specific performance of the obligations of the Defaulting Party hereunder and require the Defaulting Party to indemnify it for all the damage.
9.2	The Parties agree and confirm that in no circumstances shall the Shareholders request the termination of this Agreement for any reason, except otherwise stipulated by law or this Agreement.
9.3	Notwithstanding any other provisions herein, the validity of this Article shall stand disregarding the suspension or termination of this Agreement.
Article 10 — Miscellaneous
10.1	This Agreement shall be produced in the Chinese language in four (4) original copies, with each Party holding one (1) copy hereof.
10.2	The formation, validity, execution, amendment, interpretation and termination of this Agreement shall be governed by PRC Law.
10.3	Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties to the dispute, and if the Parties to the dispute cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with the arbitration rules of such Commission, and the arbitration award shall be final and binding on all Parties to the dispute.
10.4	Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.
10.5	Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter the “Party’s Rights”) shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party’s Rights shall not preclude such Party from exercising such rights in any other way and exercising the remaining part of the Party’s Rights.
10.6	The titles of the Articles contained herein shall be for reference only, and in no circumstances shall be used or affect the interpretation of the provisions hereof.
10.7	Each provision contained herein shall be severable and independent to each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.
10.8	Upon execution, this Agreement shall substitute any other legal documents previously executed by the Parties on the same subject.
10.9	Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly executed by the Parties to this Agreement.
10.10	Without prior written consent by CGEN Digital, the Shareholders shall not assign it rights and/or obligation under this Agreement to any third party. CGEN Digital shall have the right to assign to any third party designated by it any of its right and/or obligation under this Agreement after giving notice to the Shareholders.
10.11	This Agreement shall be binding on legal successors of the Parties.
[ The remainder of this page is left blank.]

IN WITNESS HEREOF, the following Parties have caused this Call Option Agreement to be executed as of the date and in the place first here above mentioned.
Shanghai Focus Media Advertisement Co., Ltd.
(chop)
Signature by Authorized Representative:
Name: Jiang Nanchun
Position: Legal Representative
Shanghai Focus Media Advertising Agency Co., Ltd
(chop)
Signature by Authorized Representative:
Name: Jiang Nanchun
Position: Legal Representative
CGEN Digital Technology (Shanghai) Co., Ltd.
(chop)
Signature by Authorized Representative:
Name:
Position:
Shanghai CGEN Culture Communication Co., Ltd
(chop)
Signature by Authorized Representative:
Name: Yang Deyi
Position: Legal Representative

Appendix I:
Format of the Option Exercise Notice
To: [Name of the Shareholder(s)]
As per the Call Option Agreement as of [               ], 2008 executed among your company and other relevant parties (hereinafter the “Option Agreement”), it has been agreed that, subject to permission of PRC Laws and regulations, your company shall transfer the equity your company hold in Shanghai CGEN Culture Communication Co., Ltd (hereinafter the “CGEN Culture”) to our company or any third party or parties designated by our company on request of our company,
Therefore, our company hereby gives this Notice to you as follows:
Our company hereby requests to exercise the Call Option under the Option Agreement and [our company]/[name of company/individual] designated by our company shall accept the equity your company hold accounting for           % of CGEN Culture Registered Capital (hereinafter the “Proposed Accepted Equity”). Your company is required to forthwith transfer all the Proposed Accepted Equity to [our company]/[name of designated company/individual] upon receipt of this Notice in accordance with the agreed terms in the Option Agreement.
Best regards,

CGEN Digital Technology (Shanghai) Co., Ltd. (Chop) Authorized Representative: _______________ Date: __________________

Appendix II:
Form of the Power of Attorney
Our company hereby irrevocably entrusts [               ] [Identity Card number:                          ] , as the authorized representative of our company, to sign the Equity Transfer Agreement between our company and CGEN Digital Technology (Shanghai) Co., Ltd. regarding the Equity Transfer of Shanghai CGEN Culture Communication Co., Ltd. and other relevant legal documents.
Our company hereby confirms that once the Equity Transfer Agreement between our company and CGEN Digital Technology (Shanghai) Co., Ltd. regarding the Equity Transfer of Shanghai CGEN Culture Communication Co., Ltd. and other relevant legal documents are signed by the entrusted representative for and on behalf of our company, such agreement and other relevant legal documents constitute legal and binding obligations on our company.

Shanghai Focus Media Advertisement Co., Ltd. (Chop) Signature: _______________ Date: ___________________

Form of the Power of Attorney
Our company hereby irrevocably entrusts [               ] [Identity Card number:                          ] , as the authorized representative of our company, to sign the Equity Transfer Agreement between our company and CGEN Digital Technology (Shanghai) Co., Ltd. regarding the Equity Transfer of Shanghai CGEN Culture Communication Co., Ltd. and other relevant legal documents.
Our company hereby confirms that once the Equity Transfer Agreement between our company and CGEN Digital Technology (Shanghai) Co., Ltd. regarding the Equity Transfer of Shanghai CGEN Culture Communication Co., Ltd. and other relevant legal documents are signed by the entrusted representative for and on behalf of our company, such agreement and other relevant legal documents constitute legal and binding obligations on our company.

Shanghai Focus Media Advertising Agency Co., Ltd. (Chop) Signature: _______________ Date: ___________________